Exhibit 99.3

BOARD OF DIRECTORS’ GUIDELINES

of

CAPSTEAD MORTGAGE CORPORATION

General Overview

These amended and restated guidelines (the “Guidelines”) are intended to facilitate each director’s performance on Capstead Mortgage Corporation’s (“Capstead” or “Company”) Board of Directors (the “Board”) and thereby improve the overall effectiveness of the Board in discharging its fundamental duty of serving the best interests of Capstead and its stockholders, potential stockholders and the investment community. The Guidelines are offered in the conviction that the quality of the Company is importantly affected by the quality of its Board’s performance, that the efforts of each director make a difference and that the standards of behavior here set forth will enable each director to improve his or her effectiveness.

These Guidelines are also intended to help protect individual directors and the Company by outlining certain standards of business conduct to which the directors are expected to aspire.

Selection of Board Members and Chairman of the Board

All directors are elected annually by the Company’s stockholders, except as noted below with respect to vacancies. The Board is currently comprised of nine directors. Each year the Board recommends a slate of directors for election by stockholders at the Company’s annual meeting of stockholders. The Board’s recommendations are based on its determination (using advice and information supplied by the Governance & Nomination Committee) as to the suitability of each individual, and the slate as a whole, to serve as directors of the Company, taking into account the criteria for qualifications for membership discussed below. The Board’s recommendations must be approved by a majority of the independent directors, as defined below.

The Bylaws provide that the Board may, from time to time, by vote of a majority of the entire Board, fix the number of directors constituting the entire Board, such number not to be more than twenty-five directors or less than the number required by Maryland General Corporation Law. The Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next election of directors unless elected by the stockholders to a further term at that time.

Following the annual meeting of stockholders, the newly elected Board will convene the Annual Meeting of the Board and elect a chairman (the “Chairman of the Board”) to serve until the next annual meeting of stockholders, unless removed by an affirmative vote of the majority of the Board.

Qualifications for Membership

1.

Independent Directors. A majority of the directors shall be persons who are independent of the Company and its senior management (each such director being herein referred to as an “Independent Director”). To be considered independent under the New York Stock Exchange Corporate Governance Rules (the “NYSE Rules”), the Board must affirmatively determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following guidelines in determining director independence in accordance with the NYSE Rules:

(a)	A person may be deemed independent of the Company and its senior management for purposes of this section if such person does not have a significant relationship with the Company or any of its senior management, for example, by reason of family, professional, business or personal relationship, such that the judgment of such person might be affected by such relationship in a manner adverse to the Company.

(b)	A director will not be independent if, within the preceding three years: (i) the director was employed by the Company; (ii) an immediate family member of the director was employed by the Company as an executive officer; (iii) the director received, or the director’s immediate family member received, more than $100,000.00 per year in direct compensation from the Company, other than Board and committee fees, (iv) the director was employed by or affiliated with the Company’s independent auditor; (v) an immediate family member of the director was employed by the Company’s independent auditor as a partner, principal or manager; (vi) a member of senior management serves on the compensation committee of a board of directors of a company which employed the Company director, or which employed as an officer an immediate family member of the director; or (vii) the director who is an executive officer or an employee, or whose immediate family is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such company’s consolidated gross revenues.

The determination of independence shall be made in every case by the Board, in its sole judgment. Each director is responsible for bringing to the attention of the chairman of the Board’s Governance & Nomination Committee the existence of any relationship, which may be considered a significant relationship. In case of any doubt regarding the status of a particular relationship, the director should discuss the matter with the chairman of the Governance & Nomination Committee and a report thereon should be made to the Board. Any such relationships that are considered by the Board in assessing a director’s independence shall be disclosed in the Company’s Annual Report on Form 10-K and proxy statement.

2.	General Qualifications. Directors will be selected on the basis of talent and experience relevant to the business of the Company, without regard to race, religion, gender or national origin.

3.	Specific Qualifications. Each candidate for a director position should, in the sole judgment of the Board:

(a)	Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

(b)	Have a genuine interest in the Company and a recognition that as a member of the Board one is accountable to the stockholders of the Company, not to any particular interest group.

(c)	Have a background that demonstrates an understanding of business and financial affairs and the complexities of a large business organization.

(d)	Have no conflict of interest or legal impediment which would interfere in a fundamental way with the duty of loyalty owed to the Company and its stockholders.

(e)	Have the ability and willingness to spend the time required to function effectively as a director.

(f)	Have independent opinions and be willing to state them in a constructive manner.

4.	Age. The Board has not established minimum or maximum age guidelines for serving on the Board. However, the Governance & Nomination Committee, in evaluating the suitability of individual directors and making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the next annual meeting of stockholders, will take into account a director’s ability to contribute to the Board in a capacity consistent with these guidelines, taken as a whole.

5.	Stock Ownership Guideline. The Board has adopted a standard for ownership of our common stock by its members for purposes of improving the alignment of interests of these individuals and those of our stockholders. Each member is expected to own shares of our common stock equal to three times the annual cash retainer. Members are required to achieve the minimum equity investment, or threshold, within five years from the date he or she first becomes subject to the guidelines.

6.	Limitation on other Board Service. The Board limits its members from serving on boards of other public companies to 4 (four) and recommends Audit Committee members limit serving on audit committees of other public companies to 2 (two), unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve. The Board limits the Chief Executive Officer from serving on boards of other public companies to 2 (two). Regardless of the number of other public company boards a member serves, the Governance & Nomination Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations for inclusion in the slate of directors to be submitted to stockholders for election at the next annual meeting of stockholders. Service on boards and/or committees of other organizations should be consistent with the Company’s conflict of interest policies.

7.	Change of Position. Any Independent Director whose affiliation or position of principal employment changes substantially after election to the Board, for any reason other than retirement or retirement planning, shall promptly submit a letter of resignation to the Company’s Governance & Nomination Committee. The Governance & Nomination Committee will then consider the resignation submission and make its recommendation to the full Board on whether to accept or reject the resignation. The Board in its sole judgment shall then decide whether such event requires the Board to accept such resignation in the best interests of the Company and its stockholders.

8.	Bankruptcy. Any director who, while serving in that capacity, declares or is otherwise involved in a personal bankruptcy or the bankruptcy of a business in which he or she is a principal (e.g., as partner, proprietor or major stockholder), shall promptly submit a letter of resignation to the Company’s Governance & Nomination Committee. The Governance & Nomination Committee will then consider the resignation submission and make its recommendation to the full Board on whether to accept or reject the resignation. The Board in its sole judgment shall then decide whether such event requires the Board to accept such resignation in the best interests of the Company and its stockholders.

9.	Lawsuits. Any director who is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency shall promptly submit a letter of resignation to the Company’s Governance & Nomination Committee. The Governance & Nomination Committee will then consider the resignation submission and make its recommendation to the full Board on whether to accept or reject the resignation. The Board in its sole judgment shall then decide whether such event requires the Board to accept such resignation in the best interests of the Company and its stockholders.

10.	Criminal Record. No person shall be eligible to serve as a director who has been convicted of any felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. Any person who is so convicted after becoming a director shall immediately resign from the Board.

11.

Director Elections. If, in any election of directors of the Company which is not a contested election, an incumbent director does not receive a majority of the votes cast and therefore is not re-elected, such incumbent director shall promptly tender his or her resignation as a director, for consideration by the Governance & Nomination Committee of the Board and ultimate decision by the Board. The Governance & Nomination Committee will promptly consider any such tendered resignation and will make a recommendation to the Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Governance & Nomination Committee or the Board regarding such tendered resignation. The Governance & Nomination Committee and the Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within ninety (90) days after the date on which certification of the stockholder vote on the election of directors is made, the Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission or by other public announcement. If any director’s tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, resignation.

Meetings

1.	Schedule. Generally, four regular Board meetings and four special meetings (to approve quarterly dividends) are held during the calendar year and the dates for these meetings will be provided to directors prior to the end of the preceding year. Other special Board meetings may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the directors, by vote at a meeting or in writing, from time to time as necessary upon at least 24 hours prior notice.

2.	Attendance. Attendance at and throughout each Board meeting by each director is of the utmost importance. Attendance in person is encouraged at the four regular Board meetings, but the Board recognizes that conflicts may be unavoidable, in which case, attendance telephonically is acceptable. If a director is absent from all or any part of two or more regular Board meetings in a single year, the Governance & Nomination Committee shall take that fact into consideration in the nominating process.

Attendance at meetings of committees of the Board is also a priority for directors. Each committee should establish its own meeting schedule. The committee chairperson will monitor and report to the Board on attendance by the directors on that committee.

Directors are also expected to attend in-person the annual meeting of stockholders, which normally is held between April 15 and May 15.

Directors will receive attendance compensation only if they are present, either in person or telephonically, throughout the meeting of the Board or of any committee of the Board.

3.	Presiding Officer. The Chairman of the Board or the Chief Executive Officer will preside at meetings of the Board. The Chairman of the Board or the Chief Executive Officer will designate one or more directors to preside at meetings in their absence or when abstention is required.

4.	Meeting Materials. Documents and other materials for the meetings will be organized and presented to the directors in a manner to emphasize, and to cover first, matters which are of the greatest importance to the Company and its stockholders. Senior management of the Company will coordinate with the Chairman of the Board and/or the Chief Executive Officer in an effort to include such memoranda and other material in the package as are necessary to inform directors adequately to make decisions. To the extent feasible, senior management will distribute complete materials to directors at least one day prior to the meeting date. Directors should carefully review all such materials prior to the Board meeting.

5.	Quorum and Voting. At all meetings, a majority of the entire Board shall constitute a quorum for the transaction of business. If a quorum is present, the action of a majority of directors present at the meeting shall be the action of the Board, unless a greater proportion is required by statute, the Articles of Incorporation or the Bylaws. An action may be taken without a meeting if a unanimous written consent is signed by each member of the Board.

Tenure and Compensation

1.	Term. The Board does not limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. All directors shall be elected at the annual meeting of stockholders and shall serve until the next annual meeting and until their successors have been elected and qualified.

2.	Termination of Employment. A director who is also an officer of the Company shall, unless a majority of the Board determines otherwise, resign from the Board at any time he or she ceases to be employed by the Company, whether due to retirement or otherwise.

3.	Compensation. The Company strives to compensate its directors in an amount that fairly compensates directors for work required in a company of Capstead’s size and scope. The Company’s senior management will report to the Board’s compensation committee (the “Compensation Committee”) on an annual basis as to how the Company’s director compensation practices compare with those of other public companies considered its peers. The Board will make changes in its director compensation practices only upon the recommendation of the Compensation Committee, and following discussion and concurrence by the Board.

Operation of the Board

1.	Primary Functions. The primary functions of the Board are:

(a)	To act always in the best interest of the Company and its stockholders.

(b)	To provide policy direction and governance for the Company.

(c)	To review and, where appropriate, approve the major financial objectives, strategies and plans of the Company.

(d)	To provide advice and counsel to the Chief Executive Officer and other senior management.

(e)	To select and regularly evaluate the performance of the Chief Executive Officer and determine his or her base salary and annual incentive compensation. As part of the evaluation process, the Compensation Committee shall work with the Chief Executive Officer to plan for Chief Executive Officer and other key employee succession, as well as to develop plans for interim succession for the Chief Executive Officer in the event of an unexpected occurrence.

(f)	To select and recommend to stockholders an appropriate slate of candidates for election to the Board.

(g)	To oversee the integrity of the Company’s financial statements and the financial reporting process, including the systems of internal accounting and financial control and disclosure controls and procedures.

(h)	To maintain effective risk oversight, including considerations within the design of the Company’s compensation programs to ensure such programs do not encourage excessive risk taking.

(i)	To review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

(j)	To review and discuss with management the disclosures under Compensation Discussion and Analysis (“CDA”) to be included in the Company’s Annual Report on Form 10-K and proxy statement, including their judgment about the quality of the requisite principles-based disclosure required therein and, based on such review and discussion, make a recommendation as to inclusion of the CDA in the Company’s Annual Report on Form 10-K and proxy statement.

(k)	To evaluate Board processes and performance on an annual basis.

The Board has delegated certain of the above responsibilities to committees whose purposes are set forth in the section titled “Committees” in these Guidelines. The Board may delegate additional responsibilities to committees as the Board deems appropriate in its sole discretion.

2.	Meetings of Non-Management Directors. The Board will have four regularly scheduled meetings per year for the non-management directors without management present. At these sessions, the non-management directors will review strategic issues for Board consideration; future Board agendas; the flow of information to directors; management progression and succession; and the Board’s corporate governance guidelines. The non-management directors have determined that the Chairman of the Board will preside at such meetings. The presiding director is responsible for advising the Chief Executive Officer of decisions reached and suggestions made at these sessions. The presiding director may have other duties as determined by the directors. If non-management directors include a director that is not an Independent Director, then at least one of the scheduled executive sessions should include only Independent Directors.

Duty of Care

1.	General. A director shall, to the best of his or her ability, perform the duties of a director, including the duties as a member of a committee of the Board:

(a)	In good faith.

(b)	In the best interests of the Company and its stockholders.

(c)	With the care that an ordinarily prudent person in a like position would use under similar circumstances.

This duty of care includes the obligation to make, or cause to be made, an inquiry when, but only when, the circumstances would alert a reasonable director to the need thereof. The extent of such inquiry shall be such as the director reasonably believes to be necessary.

2.	Compliance with Laws, Rules and Regulations. The Company expects its directors to comply with all laws, rules and regulations applicable to the Company’s operations and business. As a public company with its stock trading on the New York Stock Exchange (“NYSE”), these include securities laws, rules and regulations established by the Securities and Exchange Commission and the NYSE, including insider trading laws. The Company insists on strict compliance with the spirit and the letter of these laws, rules and regulations.

3.	Access to Employees. The Board should have access to Company employees in order to ensure that directors can ask all questions and glean all information necessary to fulfill their duties. The Board may specify a protocol for making such inquiries. Senior management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

4.	Adequate Information. Receipt of adequate information is essential if a director is to fulfill his or her duty of care. The Chairman of the Board and senior management are responsible for providing an effective and timely flow of information to the directors, including internal financial statements, periodic reports on various matters, copies of all publicly-filed documents and press releases, and periodic briefings concerning developments affecting the business and affairs of the Company.

5.	Reliance on Third Parties. In performing the duties of a director of the Company, a director is entitled to rely on any information, opinion, report or statement prepared or presented by:

(a)	An officer or employee of the Company whom a director reasonably believes to be reliable and competent in the matters presented.

(b)	A lawyer, accountant or other person, as to a matter that the director reasonably believes to be within the person’s professional or expert competence.

(c)	A committee of the Board on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

6.	Independent Professionals. The Board is entitled to retain legal counsel, accountants, or other experts, at the Company’s expense, to advise the Board on the performance of its duties. In addition, the directors who are not officers or employees of the Company are entitled, acting as a body by a majority vote of such directors, to retain independent outside experts, at the Company’s expense, to advise them on problems arising in the exercise of their functions and powers, provided that the Board authorizes payment of such expenses.

7.	Director Orientation and Continuing Education. The Board and senior management will conduct a comprehensive orientation process for new directors to become familiar with the Company’s vision, strategic direction, core values (including ethics) financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for its directors and is committed to provide such education in order to improve both Board and Board committee performance. Senior management will assist in identifying and advising the directors about opportunities for continuing education, including conferences provided by independent third parties.

Duty of Loyalty

1.	General. A director, by becoming such, acknowledges that he or she has a duty of loyalty to the Company and to the stockholders.

2.	Conflicts of Interest. It is the Company’s policy that all directors should be scrupulous in avoiding any action or interest that conflicts, or gives the appearance of conflict, with the Company’s interests. A conflict situation can arise when a director takes actions or has interests that may make it difficult to perform his or her duties objectively and effectively. Conflicts of interest also arise when a director, or a member of his or her family, receives improper benefits as a result of his or her position in the Company, whether received from the Company or a third party. The Company requires its directors to do everything they reasonably can to avoid conflicts of interest, or even the appearance of such.

3.	In Case of Conflict. If a conflicting interest develops (as, for example, where a banking, investment banking, law or accounting firm with an officer or partner serving as a director of the Company seeks to be retained by the Company), the director involved should promptly report the conflict, or potential conflict, to the Board of Directors whereupon the Company, after due consideration, can only proceed to retain such firm if either (i) such director resigns from the Board before such retention takes place or (ii) the Board determines that retaining such firm does not impair the independent judgment of such director.

4.	Corporate Opportunities. Directors are prohibited from (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or position (b) using corporate property, information or position for personal gain, and (c) competing with the Company either directly or indirectly. Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. It is also the Company’s policy that directors are prohibited from diverting to others any business opportunities that are discovered through the use of corporate property, information or position in which he or she has reason to believe the Company would be interested, without authorization from the Chief Executive Officer. The purpose of this policy is to prevent a situation wherein a director would fail to offer to the Company a business opportunity that comes to the attention of the director and that the Company may wish to exploit.

The Chief Executive Officer, after review of all material facts, has authority to determine the Company’s interest in a business opportunity that has come to the attention of any director. The fact that a particular business opportunity is closely related to an existing line of business for the Company or represents a desirable avenue of expansion of the Company’s activities is a strong indication that the Company would have an interest in the opportunity.

5.	Conduct on Behalf of Associates of Directors. A director shall not knowingly advance the pecuniary interest of an “associate” of the director in a manner that would fail to comply with the foregoing provisions in paragraph 2 of this section, had the director acted for himself or herself. As used in this paragraph “associate” of a director would include spouses, relatives, trusts or estates of which the director is a substantial beneficiary or fiduciary and, generally, any person with respect to whom the director has a business, financial or similar relationship which would reasonably be expected to affect the director’s judgment with respect to the transaction in question in a manner adverse to the Company.

Committees

1.	General. As authorized by the Bylaws, the Board has adopted a committee structure in order to assist in carrying out its functions in a timely and efficient manner. The committees of the Board will consist of the following:

(a)	Audit Committee. The Audit Committee shall consist of not less than three directors, all of whom shall be Independent Directors. The Audit Committee shall establish and maintain a committee charter which sets out its purpose and responsibilities to include, at a minimum, the assistance in the oversight of (i) the integrity of the Company’s financial statements; (ii) the performance of the Company’s internal audit function and independent auditors; (iii) the independent auditor’s qualifications and independence; and (iv) the Company’s compliance with legal and regulatory requirements. The committee shall be directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

(b)	Compensation Committee. The Compensation Committee shall consist of not less than two directors, all of whom shall be Independent Directors. The Compensation Committee shall establish and maintain a committee charter which sets out its purpose and responsibilities to include, at a minimum, (i) the review and approval of corporate goals and objectives relevant to the Chief Executive Officer’s compensation; (ii) the evaluation of the Chief Executive Officer’s performance in light of those goals and the approval of compensation consistent with such performance; (iii) the approval of base salaries, annual incentives and other programs and benefits for senior management other than the Chief Executive Officer; (iv) approval of compensation programs and benefits for other employees; (v) the review and coordination of succession planning for the CEO and other members of senior management; (vi) the review and assessment, on an annual basis, of the potential risk associated with the Company’s compensation programs; (vii) the review and discussion with management of the CDA and recommendation to the Board for its inclusion in the Company’s Annual Report on Form 10-K and proxy statement; (viii) the review and consideration of the results of non-binding advisory votes on executive compensation submitted to stockholders pursuant to Section 14A of the Securities Exchange Act; and (ix) the review and consideration of other regulatory considerations related to executive compensation as appropriate.

(c)	Executive Committee. The Executive Committee shall consist of not less than two directors. The Executive Committee shall establish and maintain a committee charter which sets out its purpose and responsibilities to include, at a minimum, its functioning on behalf of the Board during intervals between meetings of the Board and the authority, to the fullest extent necessary or appropriate, to discharge such functions during such intervals.

(d)	Governance & Nomination Committee. The Governance & Nomination Committee shall consist of not less than two directors, all of whom shall be Independent Directors. The Governance & Nomination Committee shall establish and maintain a committee charter which sets out its purpose and responsibilities to include, at a minimum, (i) the identification of qualified individuals to serve as Board members; (ii) the recommendation to the Board of nominees for director for the next annual meeting of stockholders; (iii) the oversight of the Company’s governance policies and guidelines; and (iv) to oversee the evaluation of the Board and management.

In addition to the committees provided above, the Board may establish such other committees as it deems desirable, each consisting of two or more directors, and name the members and any alternates of such committees. Each such committee shall have such powers and functions as may be provided in the resolution of the Board. No committee of the Board shall have authority, however, as to the taking of action, which is expressly required by statute, the Articles of Incorporation or the Bylaws to be taken at a meeting of the Board or by a specific proportion of the directors.

Each of these committees serves an important function in the management and supervision of the Company; therefore, the committees are a critical factor in the ability of the Board to satisfy its responsibilities to the Company and the stockholders. On an annual basis, each committee will review its charter with the Board and modify as appropriate. All committee charters are available on the Company’s website at www.capstead.com.

2.	Rules of Procedure. Unless provided otherwise by resolution of the Board, each committee shall fix its own rules of procedure and meet at such places and times as it shall determine. Each committee shall keep a written record of all its proceedings. At any meeting of a committee, a majority of the members of the entire committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. Action may also be taken by a written consent signed by each member of the committee. Each committee and the members thereof, including alternates, if any, shall serve at the pleasure of the Board.

The Board shall appoint the chair for each committee on an annual basis, as well as designate directors who will preside in the absence of the chair. Each committee chair will preside at its committee meetings and will assist in identifying issues which should be considered by the committee. Each committee chair will coordinate with the Chief Executive Officer on issues that may require further information. Each committees’ chair will report the committee’s recommendations at the regular Board meetings.

3.	Independent Professionals. There may be instances when a committee finds that the assistance of independent outside professionals is needed in order to effectively perform its function. Each committee chair is authorized to engage outside professional assistance, at the expense of the Company, when a majority of the members of the committee have determined that such outside assistance is necessary. The committee chair shall report at each regular Board meeting as to the status of work being performed by such outside professionals and the expenses incurred in connection therewith.

4.	Legal Counsel. There may be instances when a committee finds it needs the advice of outside legal counsel. Each committee chair is authorized to engage outside counsel, at the expense of the Company, when a majority of the members of the committee have determined that such outside assistance is necessary. Any communications between the Committee and outside legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications. The committee chair shall report at each regular Board meeting as to the status of work being performed by such outside professionals and the expenses incurred in connection therewith.

Confidentiality

Directors owe a duty to the Company to maintain the confidentiality of non-public information obtained as a result of being a director. In addition, it is each director’s duty not to use this confidential information for his or her own benefit.

In observance of this duty, directors should avoid sharing proprietary, non-public Company information with persons outside the Company or with persons inside the Company who do not have a need to know the information. Proprietary, non-public information includes, by way of example, investment research, investment decisions, information relating to new services, and financial report information. Directors should exercise caution when engaging in conversations regarding non-public Company information in public places. Directors should exercise similar care in the handling of confidential documents. Confidential information should not be taken away from Company premises, except where necessary for the director to perform his duties or otherwise for the benefit of the Company and then only with appropriate care for the security of that information.

If non-public information is inadvertently disclosed, the person making or discovering that disclosure should immediately report the facts to the Chief Executive Officer.